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                                                                 Exhibit 10 (jj)

                             STANDARD LOAN AGREEMENT

                                   ARTICLE I.

SECTION 1.01: PURPOSE OF LOAN FUND

         The purpose of the Revolving Loan Fund is to support business activities for which credit is not otherwise available on terms and conditions which would permit completion and/or the successful operation or accomplishment of the project in the following eligible areas:

         Aurora, Bon Homme, Brule, Charles Mix, Davison, Douglas, Gregory, Hanson, Hutchinson, Jerauld, Lyman, Sanborn, Tripp and Yankton Counties in South Dakota. The Lender reserves the right to recall the loan if these requirements are not met. Loan funds from this loan may be used for real property acquisition or construction, machinery, equipment, inventory, and working capital. Any equipment to be purchased with loan funds must be specifically identified on an exhibit to this agreement, and Borrower shall comply with all reporting and inventory requirements of Lender with respect to equipment purchased.

SECTION 1.02: PURPOSE OF LOAN

M-Tron Industries, Inc. (the Borrower) will utilize ABC funding, up to $100,000, to assist with the expansion of their business in Yankton, South Dakota. The description of the collateral is described in Exhibit A.

SECTION 1.03: TERMS AND CONDITIONS

         Upon the terms and conditions as hereinafter set forth, Lender shall loan to, borrower the sum up to $100,000 (hereinafter "Loan") bearing interest at the rate of five and one half percent (5,5%) per annum to be amortized over 120 periods, and paid in equal monthly installments with the first such installment due on the 10th day of November, 2002, and a like monthly payment due on the 10th day of each month thereafter until November 10, 2007 when the entire remaining principal balance, together with accumulated interest, shall become due and paid in full. Such loan shall be evidenced by a promissory note, a true and correct copy of which is attached hereto as Exhibit "B," and shall be secured by a mortgage, a true and correct copy of which is attached hereto as Exhibit "D". Those documents, together with this Loan agreement, (the "Loan Documents") shall be executed contemporaneously herewith and incorporated herein by this reference. The parties agree that a default under the terms of any of the agreements within said Loan documents shall constitute a default under all the agreements incorporated within the said Loan Documents.

The Borrower will make payments to the Lender as follows:

           1. The sum of $100,000 will be amortized over a 120 month period with monthly installments that equally blend principal and interest in the amount of $1,085.43 each. The first of such installments shall be due on the 10th day of November, 2002 with a like installment due on the 10th day of each month thereafter until November 10, 2007.

           2. Payments are due on the tenth of the month, unless otherwise agreed to by the Board of Areawide Business Council.

           3. The borrower will be given ten (10) days grace to remit the loan payments. After ten (10) days, the loan payment will be considered delinquent.

           4. Payments received after the twentieth of the month will be subject to a late fee in an amount equaling ten percent of the scheduled payment due that month or $50 whichever is greater.

           5. If the Borrower does not include the late charge with their next payment, the next payment will be applied to the late charge first, interest next, and principal last.

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           6.     If the Borrower makes no further payments, interest will be added to the late charges at the same rate as on the balance of the loan.

           7. Board of Directors of the Areawide Business Council may forgive the late charges and interest on late charges if it is deemed necessary or beneficial to ABC.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and covenants the following:

SECTION 2.01: DULY ORGANIZED

         The Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of South Dakota and has the power to enter into this Agreement and to borrow hereunder.

SECTION 2.02: DULY AUTHORIZED

         The making and performance by the Borrower of this Agreement, and the execution and delivery of the Note, and any Security Agreements and Instruments have been duly authorized by all necessary corporate actions and will not violate any law, rule, regulation, order, writ, judgment, decree, determination, or award presently in effect having applicability to the Borrower or any provision of the Borrower's Certificate of Incorporation or by-laws, or result in a breach of, or constitute a default under any indenture or bank loan or credit agreement or any other agreement or instrument to which the Borrower is a party or by which is or its property may be bound or affected.

SECTION 2.03: NO LEGAL SUITS

         There are no legal actions, suits or proceedings pending, or, to the knowledge of the Borrower, threatened against the Borrower before any court or administrative agency, which, if determined adversely to the Borrower, would have a material adverse effect on the financial condition or business of the Borrower.

SECTION 2.04: NOT IN DEFAULT

         The Borrower is not in default of any obligation, covenant, or condition contained in any bond, debenture, note or other evidence of indebtedness or any mortgage or collateral instrument securing the same.

SECTION 2.05: TAXES ARE PAID

         The Borrower has filed all tax returns which are required and has paid all taxes which have or may become due pursuant to said returns or pursuant to any assessments levied against the Borrower or its personal or real property by any taxing agency, federal, state or local. No tax liability has been assessed by the Internal Revenue Service or other taxing agency, federal, state or local for taxes materially in excess of those already provided for and the Borrower knows of no basis for such deficiency assessment. Borrower has paid in full all personal and real property taxes by any taxing agency, federal, state or local against the property which Borrower owns or is obligated to pay.

SECTION 2.06: NO ADVERSE CHANGE

         The Borrower certifies that there has been no adverse change since the date of the loan application in the financial conditions, organizations, operation, business prospects, fixed properties, or personnel of the Borrower.

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                                  ARTICLE III.

                              CONDITIONS OF LENDING

         The obligation of Areawide Business Council, Inc. (the "Lender") to make the Loan shall be subject to the fulfillment at the time of closing of each of the following conditions:

SECTION 3.01:

         Borrower agrees to indemnify and hold Areawide Business Council, the Economic Development Administration, and the United States Department of Commerce harmless from and against all liabilities that may be incurred as a result of providing a loan, grant, or other award to assist, directly or indirectly, in the preparation of the business site or construction, renovation, or repair of any facility on the business site, to the extent that such liabilities are incurred because of toxic or hazardous contamination of the ground water, surface, soil or other conditions caused by operations of the Borrower or any of its predecessors on the property.

SECTION 3.02:

         Borrower acknowledges that, when applying for this loan, Borrower completed a Certificate of Hazardous Waste, wherein borrower represented and warranted the absence of contamination from toxic or hazardous substances on the premises of Borrower's facilities. Borrower continues to represent and warrant that, to the Best of Borrower's knowledge, there exists not toxic or hazardous substances upon borrower's premises, and borrower shall not store or bury such toxic or hazardous substances on its premises during the term of this loan agreement.

SECTION 3.03:

         The Borrower will document a REDI loan of at least $350,000 from the Governor's Office of Economic Development and loan from YAPG in the amount of $250,000. These can be documented by Standard Loan Agreements and Promissory Notes.

SECTION 3.04:

         The Borrower will document a minimum equity injection of $800,000.

SECTION 3.05:

         Said loan shall be evidenced by a Promissory Note and shall be secured by a Mortgage on real estate of the corporation according to the terms of the Mortgage which in addition to this Loan Agreement (the "Loan Documents") is executed contemporaneously herewith and incorporated by reference herein. The parties agree a default under the terms of any of the agreements within said Loan Documents shall constitute a default under all the agreements incorporated within the said Loan Documents.

SECTION 3.06

         Loan disbursements shall be made on or after October 9, 2002 and shall be based on evidence submitted by the Borrower and verified by ABC that the Borrower has or will incur actual costs as permitted by the Loan Agreement for the expansion of M-Tron Industries, Inc.. The Borrower will pay a loan origination fee of 1% of the loan amount. This will be paid at or before the time of the loan closing.

SECTION 3.07

         Disbursements of the Loan funds shall be made in accordance to Section
3.06 the Borrower represents and warrants that it shall not provide any financing statements covering the collateral herein described to any other party than ABC, and no financing statements covering all or any part of the collateral, except any which may have been filed by ABC, is or shall be on file at any public office. Upon disbursement of loan funds from time to time, ABC may require, and the Borrower shall promptly and timely provide, such financing statement or statements covering any property and equipment ABC shall deem necessary.

SECTION 3.08:

         This contract shall not be construed as creating between the parties or by any third persons any relationship of third party beneficiary, principal and agent, limited or general partnership, or joint venture.

SECTION 3.9:

         The Borrower warrants that it has obtained or has reasonable assurance that it will obtain, all federal, state and local governmental approvals and reviews required by law to be obtained for the establishment of the business.

                                   ARTICLE IV.

                     AFFIRMATIVE COVENANTS OF THE BORROWER

         The Borrower agrees to comply with the following covenants from the date hereof until the Lender has been fully repaid with interest, unless the Lender shall otherwise consent in writing.

SECTION 4.01: PAYMENT OF THE LOAN

         The Borrower agrees to pay punctually the principal and interest on the Note according to its terms and conditions and as set forth in Section 6.04 of this Agreement. Borrowers shall pay punctually any other amounts that may become due and payable to the Lender under or pursuant to the terms of this Agreement or Note. Loan payments delinquent for 10 days shall be assessed a late payment fee of $50.00 or 10% of the scheduled payment, whichever is greater.

SECTION 4.02: PAYMENT OF OTHER INDEBTEDNESS

         The Borrower agrees to pay punctually the principal and interest due on any other indebtedness now or hereafter at any time owing by the Borrower to any Lender involved in this project Borrower shall, at Lender's request, provide evidence of application of all other funds to project, and of payment on all other obligations.

SECTION 4.03: MAINTAIN AND INSURE PROPERTY

         The Borrower agrees at all times to maintain the property provided as security for this Loan in a condition equal to the condition of said property at the time this Agreement is executed, normal wear and tear excepted, and in any event in such condition and repair that the Lender's security will be adequately protected. The Borrower also agrees to maintain, during the term of the Loan, adequate hazard insurance policies covering fire and extended coverage and such other hazards as may be deemed appropriate in amounts at least equal to the unpaid balance of the note, and issued by companies satisfactory to the Lender with acceptable loss payee clauses in favor of the Lender. The policy of insurance shall include a proof of insurance provision requiring written notice to Lender prior to cancellation. The Borrower further agrees if, at any time during the life of the Loan the Borrower's property is declared to be within a flood hazard area, to purchase Federal Flood Insurance if available. Such insurance shall be in an amount equal to the lesser of: (i) the amount of the loan; (ii) the insurable value of the property; or (iii) the maximum limit of coverage available. If the property is not located in a flood hazard area at the time of loan closing, the Borrower will provide satisfactory evidence thereof. The Borrower further agrees to maintain adequate liability and workers' compensation insurance in amounts and form satisfactory to the Lender.

SECTION 4.04: PAY ALL TAXES

         The Borrower agrees to duly pay and discharge all real and personal property taxes, assessments, and governmental charges upon it or against its properties prior to the date on which the penalties attached

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thereto, except that the Borrower shall not be required to pay any such tax, assessment, or governmental charge which is being contested by it in good faith and by appropriate proceedings.

SECTION 4.05: MAINTAIN EXISTENCE

         The Borrower agrees to maintain its existence, rights and privileges within the State of South Dakota and qualify and remain qualified as a Corporation in each jurisdiction in which its present or future operations or its ownership of property requires such qualification.

SECTION 4.06: PROVIDE FINANCIAL AND JOB INFORMATION

         The Borrower agrees to maintain adequate records and books of account, in which complete entries wilt be made reflecting all of its business and financial transactions, such entries to be made in accordance with generally accepted accounting principles and provided to the Lender on an annual basis.

         Borrower will keep accurate books, records and accounts with respect to the collateral, and with respect to the general business of Borrower, including annual financial statements prepared by an independent accountant and certified by an authorized officer of the Borrower, and will make the same available to the Lender at its request for examination and inspection until the indebtedness hereby secured shall be paid in full; and Borrower will permit any authorized representative of the Lender to examine and inspect, during normal business hours, any and all premises where the collateral is or may be kept or located. Borrower agrees that annual financial statements will be completed within a reasonable time following the close of Borrower's fiscal year, and that any records requested by Lender will be furnished within a reasonable time. The Lender retains the right to request audited statements from the Borrower, to be obtained at the Borrower's expense. Lender agrees to keep any information disclosed pursuant to this paragraph confidential.

         The Borrower further agrees to provide job hiring or saving documentation to the Lender annually for the period of the Loan. This job documentation will be provided by ABC and will include new hires, or jobs saved that directly relate to the Loan Commitment Letter.

         The Borrower further agrees to provide written notice to the Lender of any public hearing or meeting before any administrative or other public agency which may in any manner affect the chattel, personal property, or real estate securing the Loan.

         The Borrower will create 25 permanent jobs or job opportunities at its place of business within thirty-six (36) months of the date hereof. This loan shall be callable by ABC, at ABC's sole and uncontrolled discretion, at any time after 36 months if the above new employment positions have not been developed and maintained by the business. If such loan is called by ABC, and a default declared thereby, Borrower shall repay the outstanding principal loan amount plus accumulated interest within 30-days of such notice to Borrower.

SECTION 4.07: RIGHT TO INSPECTION

         The Borrower agrees to grant the Lender, until the Note has been fully repaid with interest, the right at all reasonable hours to inspect the property used to secure the Loan; and the Borrower further agrees to provide the Lender free access to the Borrower's premises for the purpose of such inspection to determine the condition of the personal property and real estate.

SECTION 4.08: NULL AND VOID COVENANTS

         The Borrower agrees that, in the event that any provision of this Loan Agreement or any other instrument executed at closing or the application thereof to any person or circumstances shall be declared null and void, invalid, or held for any reason to be unenforceable by a Court of competent jurisdiction, the remainder of such agreement shall nevertheless remain in full force and effect, and to this end, the provisions of all covenants, conditions, and agreements described herein are deemed separate.

SECTION 4.09: EXPENSES AND CLOSING COSTS

         All loans are subject to a loan origination fee equal to one and a half percent of the amount of the loan. The Borrower agrees to pay all fees, expenses and charges in respect to the Loan, or its making or transfer to the Lender in any way connected therewith including but not limited to, the fees and out-of-pocket expenses of legal counsel employed by the Lender, title insurance and survey costs, recording and filing fees, any other taxes, fees and expenses payable in connection with this transaction and with the enforcement of this Loan Agreement and Note.

SECTION 4.10: NOTICE OF DEFAULT

         The Borrower agrees to give written notice to the Lender of any event, within thirty (30) days of the event, which constitutes an Event of Default under this Loan Agreement as described in Article V herein or that would, with notice or lapse of time or both, constitute an Event of Default under this Loan Agreement.

SECTION 4.11: EXPENSE OF COLLECTION OR ENFORCEMENT

         The Borrower agrees if, at any time, the Borrower defaults on any provision of this Loan Agreement, to pay the Lender in addition to any other amounts that may be due from the Borrower, an amount equal to the costs and expenses of collection, enforcement, or correction or waiver of the default incurred by the Lender's rights under the Note and this Agreement, the prevailing party shall pay reasonable Attorney's fees including Attorney's fees on appeal.

                                   ARTICLE V.

                               EVENTS OF DEFAULT

          The entire unpaid principal of the Note, and the interest then accrued thereon, shall become and be immediately due and payable upon the written demand of the Lender without any other notice or demand of any kind or any presentment or protest, if any one of the following events (hereafter an "Event of Default") shall occur and be continuing at the time of such demand, whether voluntarily or involuntarily, or without limitation, occurring or brought about by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rules, or regulations of any administrative or governmental body. Provided, however, that such sum shall not be then payable if Borrower's payments have been waived or the time for making the Borrower's payments has been extended by the Lender.

SECTION 5.01 NONPAYMENT OF LOAN

         If the Borrower shall fail to make payment when due of any installment of principal on the Note or interest accrued thereon, and if the default shall remain unremedied for fifteen (15) days.

SECTION 5.02: NONPAYMENT OF OTHER INDEBTEDNESS

         If default shall be made in the payment when due of any installment of principal or of interest on any of the Borrower's other indebtedness as described in Paragraph 4.02 hereof, and if such default shall remain unremedied for fifteen (15) days.

SECTION 5.03: INCORRECT REPRESENTATION OR WARRANTY

         Any representation or warranty contained in, or made in connection with the execution and delivery of this Loan Agreement, or in any certificate furnished pursuant hereto, shall prove to have been false when made in any material respect.

SECTION 5.04: DEFAULT IN COVENANTS

         The Borrower shall default in the performance of any other term, covenant, or agreement contained in this Loan Agreement, and such default shall continue unremedied for thirty (30) days after either: (1) it becomes known to an executive officer of the Borrower; or (2) written notice thereof shall have been given to the Borrower by the Lender.

SECTION 5.05: VOLUNTARY INSOLVENCY

         If the Borrower shall become insolvent or shall voluntarily file a petition seeking reorganization of, or the appointment of a receiver, trustee, or liquidation for it or a substantial portion of its assets, or to effect a plan or other arrangement with creditors, or shall be adjudicated bankrupt, or shall make a voluntary assignment for the benefit of creditors.

SECTION 5.06: INVOLUNTARY INSOLVENCY

         If an insolvency petition shall be filed against the borrower under any bankruptcy, insolvency, or similar law or seeking the reorganization of or the appointment of any receiver, trustee, or liquidation for the Borrower, or of a substantial part of the property of the Borrower, or a writ or warrant of attachment or similar process shall be issued against a substantial part of the property of the borrower, and such petition shall not be dismissed, or such writ or warrant of attachment or similar process shall not be released or bonded, within thirty (30) days after filing of levy.

SECTION 5.07: JUDGMENTS

         If any final judgment for the payment of money that is not fully covered by liability insurance shall be rendered against me Borrower, which would have a material adverse effect on the financial status of borrower, and within sixty (60) days shall not be discharged, or an appeal therefrom taken and execution thereon effectively stayed pending such appeal, and if such judgment be affirmed on such appeal and the same shall not be discharged within thirty
(30) days.

SECTION 5.08: CESSATION/REDUCTION OF OPERATIONS/RELOCATION

         A cessation or substantial reduction of operations in the Project under circumstances indicative, in the opinion of Lender, of a lack of intention or ability to provide continuing employment and economic benefits for the area in which the Project is located. Any relocation of activities outside Lender's service area.

SECTION 5.09: FAILURE OF JOB CREATION

         If Borrower fails to demonstrate job creation as detailed in the loan application, or if Borrower fails to report job creation as requested by Lender.

SECTION 5.10: RIGHTS UPON DEFAULT

         Upon default by Borrower, Lender has all remedies available to it under State law in enforcing this Agreement and Lender's rights to the collateral mentioned herein including, but not limited to, the following:

         a) Accelerate and declare the full balance immediately due on the Note and commence suit for collection thereof;

         b) Take possession of the collateral or render it unusable, without notice, except as required by law, provided that said self-help shall be done without breach of peace; provided further that Lender's rights under this subparagraph shall be subject to Borrower's right to cure within thirty (30) days of written notice of default as set forth in Section 5.04 hereof,

         c) Request and demand that Borrower assemble the collateral at an acceptable location for delivery to Lender;

         d)       Sell or dispose of collateral by sale and pursuant to the law;

         e) Specifically enforce the terms of the Note and related agreements;

         f) Foreclose on any or appropriate property by strict foreclosure in equity;

         g) Pursue any and all other remedies available under law to enforce the terms of this Agreement and Lender's rights to the real and personal property identified herein, and in collateral security documents of the Lender.

                                   ARTICLE VI.

                                 MISCELLANEOUS

SECTION 6.01: WAIVER OF NOTICE

         No failure or delay on the part of the Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No modification or waiver of any provision of this Loan Agreement or of the Note, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

SECTION 6.02: AMENDMENTS - WRITING REQUIRED

         The Lender hereby expressly reserves all rights to amend any provisions of this Agreement, to consent to or waive any departure from the provisions of this Loan Agreement, to amend or consent to, or waive departure from the provisions of the Note, and to release or otherwise deal with any collateral security for payment of the Note provided, however, that all such amendments be in writing and executed by the Lender and the Borrower.

SECTION 6.03: NOTICES

         All notices, consents, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given to a party hereto if mailed by certified mail, prepaid, to the Lender at P.O. Box 687, Yankton, South Dakota 57078, and to the Borrower in care of David Rein, CFO, M-Tron Industries, Inc., 100 Douglas Ave., Yankton, SD 57078 or at such other addresses as any party may have designated in writing to any other party hereto. This section does not limit other means of delivering written notice if said notices are actually received.

SECTION 6.04: SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         All agreements, representations, and warranties made by the Borrower herein or any other document or certificate delivered to the Lender in connection with the transactions contemplated by this Loan Agreement shall survive the delivery of this Agreement, the Note and the Security Agreements hereunder, and shall continue in full force and effect so long as the Note is outstanding.

SECTION 6.05: SUCCESSORS AND ASSIGNS

         This Loan Agreement shall be binding upon the Borrower, its Successors and Assigns, except that the Borrower may not assign or transfer its rights without prior written consent of the Lender, which consent shall not be unreasonably withheld. This Agreement shall inure to the benefit of the Lender and, except as otherwise expressly provided in particular provisions hereof, all subsequent holders of the Note. Borrower acknowledges that Lender contemplates and may assign the Note and this Agreement and consents to such assignments.

SECTION 6.06: RESTRICTION ON SALE OR LEASE

         Borrower shall not sell or lease the building financed in part with ABC funding, or any part thereof, or its business in the City of Yankton, South Dakota, to any unrelated third party while any amount remains unpaid on said Loan without the prior written consent thereto by ABC which consent shall not be unreasonably withheld. Violation of this provision by Borrower shall constitute an event of default hereunder and ABC may pursue its remedies as hereinafter set forth.

SECTION 6.07: GOVERNING LAW

         This Loan Agreement and the Note and Mortgage shall be deemed contracts made under the laws of the State of South Dakota and for all purposes shall be construed in accordance with the laws of said State.

SECTION 6.08: WAIVER

         Failure by Lender at any time to require performance by Borrower of any of the provisions of this Agreement shall in no way affect Lender's rights hereunder to enforce the same. Nor shall any waiver by Lender of any breach hereof be held to be a waiver of any succeeding breaches or a waiver of this non-waiver clause.

                                  ARTICLE VII.

                                   PREPAYMENT

         The Borrower has the ability to prepay the loan in full or in part, without penalty, but such prepayment shall be first applied to accrued interest, and the balance, if any, on principal.

                                  ARTICLE VIII.

                               PROJECT ASSURANCES

         The Borrower hereby assures and certifies that it will comply with all regulations, policies, guidelines and requirements as they relate to the Revolving Loan Fund (RLF). The Borrower assures and certifies that:

         1. It will comply with Title VI of the Civil Rights Act of 1964 (P.L. 88-352) and in accordance with Title VI of the Act, no person in the United States shall, on the ground of race, color or national origin, be excluded from participation in, be denied the benefits of or be otherwise subjected to discrimination under any program or activity for which the applicant receives Federal financial assistance and will immediately take any measures to effectuate this agreement. If any real property or structure thereon is provided or improved with the aid of Federal financial assistance extended to me applicant, this assurance shall obligate the applicant, or in the case of any transfer of such property, any transferee, for the period during which the real property or structure is used for a purpose for which the Federal financial assistance is extended or for another purpose involving the provisions of similar services or benefits.

         2. It will comply with the Civil Rights laws listed below, and with any subsequent modifications of those regulations. The application of these laws is described and explained in EDA's Civil Rights Guidelines.

                  a. Section 112 of Public Law 92-65 (42 U.S.C. 3123). Prohibits sex discrimination in assistance provided under the Public Works and Economic Development Act of 1965, as amended

                  b. Americans with Disabilities Act, Public Law 90-480, as amended. Prohibits discrimination against people with disabilities in any program or activity receiving Federal financial assistance.

                  c. Section 504 of the Rehabilitation Act of 1973 (26 U.S.C. 794) and 15 CFR, Part 8b, subsections a, b, c, and e (Regulations of Department of Commerce Implementing section 504 of the Rehabilitation Act). Prohibits discrimination against the handicapped in any program or activity receiving Federal financial assistance.

                  d. Section 303 of the Age Discrimination Act of 1975 (42 U.S.C. 6102). Prohibits discrimination on the basis of age in any program or activity receiving Federal financial assistance.

                  e. Executive Order 11246. Provides that Federal contractors or Federally assisted contractors shall not discriminate on the basis of race, color, religion, sex or national origin.

                  f. Title 13 CFR Part 311. (Civil Rights regulations of the Economic Development Administration).

                  g. Sections of Title VI of the Civil Rights Act of 1964 (42 U.S.C. 2000d) prohibiting employment discrimination where (1) the primary purpose of the grant is to provide employment or (2) discriminatory employment practices will result in unequal treatment of persons who are or should be benefiting from the grant- aided activity.

         3. It will insure that the facilities under its ownership, lease, or supervision which shall be utilized in the accomplishment of the project are not listed on the Environment Protection Agency's (EPA) list of Violating Facilities and that it will notify the Federal grantor agency of the receipt of any communication from the Director of the EPA Office of Federal Activities indicating that a facility to be utilized in the project is under consideration for listing by the EPA.

         4. It will comply with the flood insurance purchase requirements of Section 102(E) of the Flood Disaster Protection Act of 1973, Public Law 93-234, 87 Stat. 975, approved December 31, 1976. Section 102(a) requires, on and after March 2, 1975, the purchase of flood insurance in communities where such insurance is available as a condition for the receipt of any Federal financial assistance for construction or acquisition purposes for use in any area that has been identified by the Federal Emergency Management Agency (FEMA) as an area having special flood hazards. The phrase "Federal financial assistance" includes any form of loan, grant, guaranty, insurance payment, rebate, subsidy, disaster assistance loan or grant, or any other form of direct or indirect Federal assistance.

         5. It will assist the Federal grantor agency in its compliance with Section 106 of the National Historic Preservation Act of 1966, as amended (16 U.S.C. 470), Executive Order 11593, and the Archeological and Historic Preservation Act of 1966, (16 U.S.C. 469a-l) by (a) consulting with the state Historic Preservation Officer on the conduct of investigations, as necessary, to identify properties listed in or eligible for inclusion in the National Register of Historic Places that are subject to adverse effects (See 36 CFR Part 800.8) by the activity, and notifying the Federal grantor agency of the existence of any such properties, and by (b) complying with 811 requirements established by the Federal grantor agency to avoid or mitigate adverse effects upon such properties.

         6. It will give Lender or the Economic Development Administration through any authorized representative the access to the right to examine all records, books, papers, or documents related to the loan.

         7. It will comply with Section 2 of the Public Works and Economic Development Act of 1965, as amended, which states that under the provisions of this Act new employment opportunities should be created by developing and expanding new and existing facilities and resources rather than by merely transferring jobs from one labor area to another.

         8. It will assure that any building or facility financed in whole or in part by any funds provided under the RLF will be designed, constructed or altered so as to assure ready access to and use of such building or facility by the physically handicapped. This provision applies only to firms which deal directly with the general public in the normal and usual course of their business, and to facilities in which business is customarily transacted by and with members of the general public.

         9. It will comply with the Davis Bacon Act, as amended (40 U.S.C. 276a-276a-5).

         10. It will comply with all requirements imposed by the Federal sponsoring agency concerning special requirements of law, program requirements, and other administrative requirements.

         11. It, with all other applicable federal, state, county or municipal statutes, ordinances, rules or regulations as they may apply to M-Tron Industries, Inc. in the operations of its business in Yankton County, South Dakota.

                                   ACCEPTANCE

         The Offer of Lender set forth herein may be withdrawn unless accepted in writing by Borrower within ten (10) days from the date of receipt by Borrower of Lender's Offer of the Loan. This Loan Agreement shall be effective upon the date of Borrower's acceptance hereof.

OFFERED ON 10-10-02

AREAWIDE BUSINESS COUNCIL, INC.

By: Rod Hartog
    ---------------------------
Its: Chairman
     --------------------------

                              BORROWER'S ACCEPTANCE

To evidence its acceptance of Lender's Offer of the Loan and its agreement with and acceptance of all of the terms, conditions, representations and provisions of this Loan Agreement, Borrower has duly subscribed this instrument and has caused its seal to be affixed hereto this 10th day of October, 2002.

BORROWER: M-TRON INDUSTRIES, INC.

BY: /s/ Robert R. Zylstra
    -----------------------------
Robert R. Zylstra, President

(CORPORATE SEAL)

(STATE OF SOUTH DAKOTA)

(COUNTY OF Yankton)

On this 10 day of October, 2002, before me the undersigned officer, personally appeared Robert Zylstra, who acknowledged himself to be the President of M-Tron Industries, Inc. and that he as such President being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability corporation by himself as President.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

LORI COWMAN                                             /s/ Lori Cowman
NOTARY PUBLIC SEAL                                      ---------------
STATE OF SOUTH DAKOTA                                    Notary Public

Commission Expires: 5-19-06

                                   EXHIBIT A

COLLATERAL:

MORTGAGE DATED OCTOBER 9, 2002 ON REAL PROPERTY LEGALLY KNOWN AS THE EAST TWO HUNDRED FEET (E200') OF THE NORTHWEST QUARTER (NW 1/4) OF THE NORTHEAST QUARTER (NE 1/4) OF SECTION 17, TOWNSHIP 93, RANGE 55, WEAT OF THE 5TH P.M., YANKTON COUNTY, SOUTH DAKOTA.

                                    EXHIBIT B
                                 PROMISSORY NOTE

$100,000                                                         October 9, 2002

         For value received, the undersigned, M-TRON INDUSTRIES, INC. (hereafter sometimes referred to as "Debtor") promises to pay to the order of Areawide Business Council, Inc. (hereafter referred to as "Holder") at its office in the City of Yankton, State of South Dakota or at such other place as may be designated from time to time by the Holder, the principal sum of One Hundred Thousand Dollars and no Cents ($100,000.00) together with interest on the unpaid balance of the principal remaining from time to time unpaid at the rate of Five and one half percent (5.5%) per annum; interest shall commence and be computed from October 9, 2002, at said rate; said loan and the payments thereon shall be paid as follows:

         The One Hundred Thousand Dollars and no Cents ($100,000.00) will be amortized over a 120 month period with installments that equally blend principal and interest in the amount of $1,085.43 each, with the first of such installments due on the 10th day of November, 2002, and with a like installment due on the 10th day of each month thereafter until November 10, 2007 when the entire remaining principal balance, together with accumulated interest, shall become due and paid in full. All payments made upon this Promissory Note shall be applied first to the payment of accrued interest and then to the reduction of principal. This payment schedule is based upon the amortization schedule attached hereto as Attachment A which amortization schedule assumes that all payments due on this Promissory Note are paid in full when due. Variation of actual payment date from the required and anticipated payment date shall affect and cause variance from the specific calculations shown upon the said amortization schedule.

         This Promissory Note is made and given in conjunction with the Loan Agreement between the parties and is secured by the Mortgage bearing even date herewith. Default of any term or condition of any of said documents or agreements shall be deemed a default of this Promissory Note entitling the Holder to all of the rights and remedies of the Secured Party Creditor as provided in the said agreements, documents and guaranties and as provided by law.

         Any sum payable hereunder and not paid when due, including the entire unpaid balance upon acceleration, shall bear interest at the default rate of 12% per annum until paid.

         This Promissory Note or any portion thereof may be prepaid on any payment date without penalty; provided that any prepayment shall not relieve the Borrower of its obligation to make the monthly installments due on the first day of each month until this Promissory Note is paid in full.

         The makers, endorsers, and guarantors hereof waive presentment, demand of payment, notice of non-payment, protest and notice of protest, and agree that any extensions of the time made hereon or renewals hereof shall not affect their liability, regardless whether they have notice of such extensions or renewals.

         The Indebtedness evidenced hereby, including all principal, interest and expense charges (hereafter called the "Indebtedness"), shall immediately become due and payable, without notice or demand, upon the appointment of a receiver or liquidator, whether voluntary or involuntary, unless any involuntary proceeding is dismissed within thirty (30) days of filing, for the undersigned Debtor or for any of its property, or upon the filing of a petition by or against the undersigned Debtor under the provisions of any State insolvency law or under the provisions of the Bankruptcy Reform Act or 1978, as amended, or upon the making by the undersigned Debtor of an assignment for the benefit of its creditors.

         The Holder hereof is authorized to declare all or any part of the Indebtedness immediately due and payable upon the happening of any of the following events: [1] Failure to pay any part of the Indebtedness within ten
(10) days when due; [2] non-performance by the undersigned Debtor of any agreement with, or any condition imposed by Holder with respect to the Indebtedness in any note, security agreement, or loan agreement with Area wide Business Council, Inc. not cured within thirty (30) days of notice to Debtor; [3] Holder's discovery of the failure of Debtor or its parent company to disclose any fact deemed by Holder to be material to the making of this Loan, or any misrepresentation by, on behalf of, or for the benefit of the undersigned Debtor; [4] the reorganization (other than a reorganization pursuant to any of the provisions of the Bankruptcy Reform Act of 1978, as amended) or merger or consolidation of the undersigned Debtor (or the making of any agreement therefor), other than within Debtor's own organization without the prior written consent of Holder; [5] the undersigned Debtor's failure duly to account to Holder's satisfaction within ten (10) days of notice, at such time or times as Holder may require, for any of the Collateral, or proceeds thereof coming into the control of the undersigned Debtor, [6] if any final judgment for the payment of money that is not fully covered by liability insurance shall be rendered against the Borrower, which would have a material adverse effect on the financial status of borrower, and within sixty (60) days shall not be discharged, or an appeal therefrom taken and execution thereon effectively stayed pending such appeal, and if such judgment be affirmed on such appeal and the same shall not be discharged within thirty (30) days; or [7] if Debtor or its parent company should violate any other covenant contained in the loan documents, including the Loan Agreement and the Security Agreement and other documents related thereto. Holder's failure to exercise its rights under this paragraph shall not constitute a waiver thereof.

         None of the rights, remedies, privileges or powers of Holder expressly provided for herein shall be exclusive, but each of them shall be cumulative with and in addition to every other right, remedy, privilege and power now or hereafter existing in favor of Holder, whether at law or equity, by statute or otherwise.

         The Borrower agrees if, at any time, the Borrower defaults on any provision of this Loan Agreement, to pay the Lender in addition to any other amounts that may be due from the Borrower, an amount equal to the costs and expenses of collection, enforcement, or correction or waiver of the default incurred by the Lender's rights under the Note, the prevailing party shall pay reasonable Attorney's fees including Attorney's fees on appeal,

         The rights of Holder and its assigns hereunder and the security rights granted in the Security Agreement granted simultaneously herewith shall not be impaired by Holder's sale, hypothecation or re-hypothecation of the Promissory Note or any item of Collateral, or by any indulgence, including but not limited to (a) any renewal, extension, or modification which Holder may grant with respect to the Indebtedness or any part thereof, or (b) any surrender, compromise, release, renewal, extension, exchange or substitution which Holder may grant in respect of the Collateral, or (c) any indulgence granted in respect of any endorser, guarantor or surety. The purchaser, assignee, transferee or pledgee of this Note, the Collateral and Guaranty and any other document (or any of them) sold, assigned, transferred, pledged or repledged shall forthwith become vested with and entitled to exercise all the powers and rights given by this Promissory Note and all applications of the undersigned as if said purchaser, assignee, transferee, or pledgee were originally named as payee therein.

M-TRON INDUSTRIES, INC.

/s/ Robert R. Zylstra
----------------------------
Robert R. Zylstra, President

STATE OF SOUTH DAKOTA)

COUNTY OF Yankton)

On this 10th day of October, 2002, before me the undersigned officer, personally appeared Robert Zylstra,
Who acknowledged himself to be the President of M-Tron Industries, Inc. and that he as such President being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as President.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

LORI COWMAN                                             /s/ Lori Cowman
NOTARY PUBLIC SEAL                                     ---------------
STATE OF SOUTH DAKOTA                                    Notary Public

My Commission Expires: 5-19-06

                                    EXHIBIT D
                                    MORTGAGE
                        ONE HUNDRED EIGHTY DAY REDEMPTION

         THIS MORTGAGE, made this 9th day of October, 2002, by M-Tron Industries, Inc. of Yankton, Yankton County, South Dakota to Areawide Business Council, Inc., a South Dakota Corporation, 1808 Summit Street, Yankton, Yankton County, South Dakota 57078, Mortgage.

         WITNESSETH, that said Mortgagor hereby mortgages to said Mortgagee the following described premises situated in the County of Yankton, and State of South Dakota, to-wit:

         LEGAL DESCRIPTION:

         THE EAST TWO HUNDRED FEET (E200') OF THE NORTHWEST QUARTER (NW1/4) OF THE NORTHEAST QUARTER (NE1/4) OF SECTION 17, TOWNSHIP 93, RANGE 55, WEST OF THE 5TH P.M., YANKTON COUNTY, SOUTH DAKOTA.

as security for the payment to said mortgagee at the above post office address in Yankton, South Dakota 57078, the principal sum of ONE HUNDRED THOUSAND DOLLARS ($100,000.00), and interest thereon at five and one half percent (5.5%) per annum, according to a certain promissory note bearing even date herewith, due November 10, 2007.

         SAID MORTGAGOR further agrees to pay all taxes and assessments that may be levied upon said premises, before the same shall become delinquent and to keep the buildings, if any upon said premises safely insured for the benefit of said Mortgagee in the sum of $100,000.00 against loss by fire or other casualty and deliver the insurance policies to said Mortgagee.

         In case of the Mortgagor's failure to pay said taxes or assessments before the same become delinquent or to pay insurance premiums for insurance on said buildings, said Mortgagee or assignee may do so and the amounts so paid, with interest at 12 percent, from date of payment, shall be added to and deemed a part of the money secured by this mortgage.

         Said Mortgagor hereby relinquishes all rights of homestead in said premises and warrants that it is the owner in fee of said premises, and that the same are free from all encumbrances except for a pro-rate parity agreement in regards to this mortgage with the State of South Dakota.

         In case of default in the payment of said principal sum of money or any part thereof, or interest thereon at the time or times above specified far payment thereof, or in case of non-payment of any taxes, assessments, or insurance as aforesaid, or of breach of any covenant or agreement herein contained, then and in either case, the whole, principal and interest, of said note shall at the option of the holder thereof immediately become due and payable, and this mortgage may be foreclosed by action, or by advertisement as provided by statute or the rules of practice relating thereto, and this paragraph shall be deemed as authorizing and constituting a power of sale as mentioned in said statutes or rules, and any amendments thereto.

         In the case of foreclosure, the holder of this mortgage shall recover reasonable Attorneys fees and actual disbursements necessarily incurred. Further, in the case of foreclosure, the holder of this mortgage is authorized to appoint a receiver to take possession of the mortgaged premises if the premises are abandoned, or to have a receiver appointed by the circuit court upon sufficient proof being established therefor.

         In the case of foreclosure, the Mortgagor shall pay to the holder of this mortgage the difference between the net proceeds of sale if less than the total debt due.

         The period of redemption from the recording of the certificate of sale shall be one hundred eighty days. Any agreement to extend the redemption period must be in writing. THE PARTIES AGREE THAT THE PROVISIONS Of THE ONE HUNDRED EIGHTY DAY REDEMPTION MORTGAGE ACT GOVERN THIS MORTGAGE,

         If the mortgaged premises are sold without the prior consent of the Mortgagee, me entire balance owing may at the option of the Mortgagee be declared immediately due and payable upon 30 days notice to the Mortgagor, and this mortgage may be foreclosed.

         Further conditions hereon are contained in the Standard Loan Agreement between the parties, which agreement is incorporated herein by this reference,

         IN WITNESS WHEREOF, the Mortgagor has hereunto set her hand on the day and year first above-written.

         M-TRON INDUSTRIES, INC.

         /s/ Robert R. Zylstra
             -----------------------------
         Robert R. Zylstra, President

STATE OF SOUTH DAKOTA)

COUNTY OF Yankton)

On this 10 day of October, 2002, before me, the undersigned officer, personally appeared Robert Zylstra, who acknowledged himself to be the President of M-Tron Industries, Inc. and that he as such President being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as President.

         In witness whereof, I hereunto set my hand and official seal.

LORI COWMAN                                             /s/ Lori Cowman
NOTARY PUBLIC SEAL                                     ---------------
STATE OF SOUTH DAKOTA                                   Notary Public

My Commission Expires: 5-19-06